CERTIFICATION [EXHIBIT 99.906CERT]

Kevin E. Wolf, Principal Executive Officer/President, and James Colantino, Principal Financial Officer/Treasurer of Northern Lights Fund Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President		Principal Financial Officer/Treasurer
Northern Lights Fund Trust		Northern Lights Fund Trust

/s/ Kevin E. Wolf		/s/ James Colantino
Kevin E. Wolf		James Colantino
Date:	3/10/26	Date:	3/10/26

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.